UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2024, Energy Transfer LP (the “Partnership”) entered into (i) an underwriting agreement (the “Senior Notes Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Senior Notes Underwriters”), with respect to the public offering (the “Senior Notes Offering”) by the Partnership of $1.25 billion aggregate principal amount of its 5.550% Senior Notes due 2034 (the “2034 Notes”) and $1.75 billion aggregate principal amount of its 5.950% Senior Notes due 2054 (the “2054 Notes” and, together with the 2034 notes, the “Senior Notes”), and (ii) an underwriting agreement (together with the Senior Notes Underwriting Agreement, the “Underwriting Agreements”) with Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC, as joint book-running managers and representatives of the several underwriters named therein (together with the Senior Notes Underwriters, the “Underwriters”), with respect to the public offering (the “Junior Notes Offering” and, together with the Senior Notes Offering, the “Offerings”) by the Partnership of $800 million aggregate principal amount of its 8.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “Junior Subordinated Notes” and, together with the Senior Notes, the “Notes”).

The Offerings were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-256668) of the Partnership, which became effective on June 1, 2021, as supplemented by the Prospectus Supplement dated January 10, 2024 relating to the Senior Notes Offering and the Prospectus Supplement dated January 10, 2024 relating to the Junior Notes Offering, each as filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 10, 2024. The Offerings are each expected to close on January 25, 2024, subject to the satisfaction of customary closing conditions. The closing of the Senior Notes Offering is not conditioned on the closing of the Junior Notes Offering and the closing of the Junior Notes Offering is not conditioned on the closing of the Senior Notes Offering.

Each Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership, as applicable, and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of each of the Underwriters are lenders under our revolving credit facility, and certain of the underwriters or their affiliates are holders of the Series C preferred units (as defined below), Series D preferred units (as defined below) or Series E preferred units (as defined below). In addition, each of the Underwriters are acting as underwriters for each of the Offerings. Accordingly, each of the Underwriters and their affiliates may receive underwriting commissions from each of the Offerings and each of the Underwriters and their affiliates may receive a portion of the net proceeds from each of the Offerings through any repayment of borrowings under our revolving credit facility or redemption of the Series C preferred units, Series D preferred units and Series E preferred units.

The foregoing description of the Underwriting Agreements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreements, which are attached as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

On January 10, 2024, the Partnership issued a press release relating to the pricing of the Offerings contemplated by the Underwriting Agreements.

Following the pricing of the Offerings, the Partnership issued a notice to redeem all of its outstanding (i) Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series C preferred units”) at a redemption price per unit of $25.607454, which is equal to $25.00 per unit plus unpaid distributions to, but excluding, February 9, 2024 (the “Redemption Date”), and (ii) Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series D preferred units”) at a redemption price per unit of $25.619877, which is equal to $25.00 per unit plus unpaid distributions to, but excluding, the Redemption Date. Notice of redemption with respect to the Partnership’s Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series E preferred units”) will be issued at a later date and such units will be redeemed once redeemable on May 15, 2024.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of January 10, 2024 among Energy Transfer LP, as issuer, and Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, with respect to the Senior Notes.

1.2	Underwriting Agreement, dated as of January 10, 2024 among Energy Transfer LP, as issuer, and Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, with respect to the Junior Subordinated Notes.

99.1	Energy Transfer LP Press Release, dated as of January 10, 2024, announcing the pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC, its general partner

Date: January 11, 2024	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Executive Vice President and Group Chief Financial Officer